Exhibit 99.1

TOMI Expands Into Mexico With Distribution Agreement

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--March 31, 2014--TOMI™ Environmental Solutions, Inc. (“TOMI” or the “Company”) (OTCQB: TOMZ), a global bacteria and infectious disease control company, announced today that it has entered into an Exclusive Distribution Agreement (the “Agreement”) for the distribution of its patented green energy-efficient environmental solutions for indoor surface decontamination in Mexico.

On March 21, 2014, TOMI entered into the Agreement with Plascencia Universal, S. de R.L. de C.V. (“Plascencia Universal”), a Mexican company that will act as the exclusive distributor of TOMI’s products and services in Mexico. Plascencia Universal has substantial experience and commercial relationships in the Mexican healthcare industry, with both private and public medical centers. With a population of more than 90 million, the Mexican healthcare sector represents a large, robust service industry and TOMI’s entry into this market is an important step in increasing its presence in Latin America.

Mr. Joseph Plascencia, who heads up Plascencia Universal, stated, “We are excited to be chosen as one of TOMI’s elite solution partners and as the exclusive distributor of TOMI’s products in Mexico. We're thrilled to expand and strengthen the strategic and operational capabilities of TOMI in Mexico.”

Dr. Halden Shane, Chief Executive Officer of TOMI™, stated, “After much research into potential Mexican partners, we are excited to award this Exclusive Distribution Agreement to Plascencia Universal. This Agreement includes a License Fee of $300,000 and a first order of approximately $75,000 with a larger order of $325,000 to be made during the first 12 months. This is consistent with TOMI’s vision of delivering high-performing decontamination products and services on a global basis.”

Mr. Joseph Plascencia, the founder of Plascencia Universal, is also the Chief Executive Officer of JP Tech Insurance Services, Inc. and is recognized as an industry leader in the practice of Directors and Officers Liability Insurance and Corporate Risk Management. With broad business experience, he frequently advises directors of large and mid-sized publicly traded companies and private companies looking to go public on issues of corporate governance and sustainable risk management insurance programs. He is a graduate of the University of Southern California and has served as a member of the USC Board of Governors.

Mr. Plascencia has been a long-standing Committee member of USC Cardinal & Gold and Dean member of the USC Associates and USC Marshall School of Business.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses BIT technology, a state of the art technology for the production of its six-log mist represented by the TOMI SteraMist brand.

TOMI™’s products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI™’s products and services have also been used in single-family homes and multi-unit residences.

TOMI™ also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association and The International Ozone Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI ™ Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255
TOLL-FREE: (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
John T. Hillman, (310) 255-4445